Exhibit 99.1

Precision BioSciences Announces Senior Leadership Promotions and Organizational Changes

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Neil Leatherbury Appointed Senior Vice President, Head of CMC –

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Derek Jantz, Ph.D., to Assume Advisory Position of Co-Founder and Chief Science Advisor –

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Jeff Smith, Ph.D., Co-Founder and Chief Research Officer Continues to Lead Research Strategy and Day-to-Day Execution of the Research Function –

DURHAM, N.C.—February 24, 2023-- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage gene editing company developing ARCUS®-based ex vivo allogeneic CAR T and in vivo gene editing therapies, today announced a promotion and organizational changes within the Company’s Senior Leadership Team (SLT).

The company announced the promotion of Neil Leatherbury to Senior Vice President, Head of Chemistry, Manufacturing and Controls (CMC) reporting directly to Michael Amoroso, President and Chief Executive Officer. Mr. Leatherbury leads Precision’s teams responsible for gene delivery, analytical development, process development, manufacturing, supply chain and manufacturing science and technology.

“I’m pleased to announce the promotion of Neil to lead our CMC teams as member of the SLT. He has done an excellent job leading his team through a successful allogeneic CAR T manufacturing optimization process that improved our cell manufacturing platform resulting in enhanced CAR T attributes that are associated with efficacy and safety,” said Michael Amoroso. “This work was instrumental in achieving favorable Type C feedback from the FDA on the company’s CMC processes and analytical methods in support of late-stage development for azercabtagene zapreleucel (azer-cel), our lead clinical stage allogeneic CAR T cell candidate. We look forward to building on this success with our CAR T programs in 2023.”

In addition, the company announced that Derek Jantz, Ph.D., Co-Founder and Chief Scientific Officer, has announced his intentions to gradually step away from his current day-to-day responsibilities at the Company to pursue other personal and professional interests while continuing to support the Company’s external relationships, including existing and potential business development partners. He will assume an advisory role as Co-Founder, Chief Science Advisor. In this capacity, Dr. Jantz is expected to provide ongoing platform advice and support to the Company’s executive team, as well as the Board of Directors' Science and Technology Committee, while also providing continuity to ongoing collaborations and assisting with development of new partnerships.

Co-founder Jeff Smith, Ph.D. continues to lead the Company’s research strategy and day-to day management of the research function in his role as Chief Research Officer, reporting directly to the CEO, as previously announced in September 2022. In addition to these ongoing responsibilities, Jeff will assume primary leadership of the company’s joint steering committees with Lilly and Novartis and will serve as the primary scientific lead for potential new business development partners.

“Derek has been instrumental to Precision since its founding in 2006. Jeff and Derek began the Company and have built it from the ground up on the basis of the ARCUS gene editing platform, scaling up research and development, advancing programs into the clinic and pushing new in vivo gene editing programs toward first clinical programs,” said Michael Amoroso. “For 17 years, they have put Precision’s interests first to reach our current stage of development. Jeff and Derek have recruited, trained and developed our new generation of scientists who are leading many of our research functions. As a result of their work to develop our bench strength and secure partnerships with Lilly and Novartis, we are now in a position where Derek will have more time to explore his other personal and professional interests, while providing welcome advice on the ARCUS platform to support our future business needs. I’m thankful for all Derek has accomplished for Precision and very pleased that Jeff will continue to lead our research scientists to advance our ARCUS platform.”

“At this time in our company life cycle, I believe Precision BioSciences has the right leadership team in place and is poised to continue taking important steps toward becoming a commercial stage company. I’m very enthusiastic about the opportunities ahead for Precision and me,” said Dr. Jantz. “I look forward to continuing to work closely with the company in achieving continued success for ARCUS. As a co-developer of the technology and a significant shareholder, I derive great personal satisfaction from making strides towards bringing ARCUS-based therapies to patients in need. As such, I’m very much looking forward to the day when the first ARCUS-based in vivo gene editing program enters the clinic. At the same time, I’m eagerly watching as our lead CAR T program moves steadily toward a clinical inflection point.”

"I deeply appreciate Derek's friendship and partnership over the last 17 years as we sought to develop and advance a gene editing tool that elegantly mimics a natural homing endonuclease for therapeutic gene editing. We now have preclinical and clinical data supporting the ARCUS platform," said Dr. Jeff Smith, Chief Research Officer. "As we developed the technology, we also built a top-notch and deep scientific team that has achieved major learnings with ARCUS and is propelling current programs and future applications of the technology into new disease areas. I am excited to continue leading this team that is equally passionate about our ultimate goal of bringing new potential cures to patients."

Mr. Leatherbury joined Precision BioSciences in 2017 and has served in a variety of roles within Precision BioSciences’ CMC organization, including his most recent role as the Vice President of CMC. Neil brings more than 25 years of life science experience to this role with experience in CMC operations, pharmaceutical development and product development. Prior to joining Precision BioSciences, Neil worked at Mirna Therapeutics, Azaya Therapeutics, Smith & Nephew and Procter & Gamble.

Dr. Smith is one of the true pioneers in genome editing and has made some of the key observations that led to the first successful engineered editing nucleases. Jeff received his graduate degree from Johns Hopkins University, where he developed and characterized custom nucleases for genome engineering. Continuing his work in protein engineering at Duke University, Jeff helped create the foundation for Precision’s ARCUS genome editing technology. He is an inventor on more than 75 foundational, issued patents involving the production and use of genome editing tools.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly precise and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the company’s pipeline consists of multiple ex vivo “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene editing candidates designed to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the clinical development and expected efficacy and benefit of Precision’s product candidates, the development and potential benefits and application of ARCUS and planned personnel changes. The words “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “promise,” “pursue,” “should,” “target,” “will,” “would,” and other similar words or expressions, or the negative of these words or similar words or expressions, are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, but involve number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; our dependence on our ARCUS technology; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities, preclinical studies and clinical trials; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; the rate and degree of market acceptance of any of our product candidates; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate key executives and personnel; market and economic conditions; effects of system failures and security breaches; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of COVID-19 pandemic and variants thereof, or any pandemic, epidemic or outbreak of an infectious disease; effects of sustained inflation, supply chain disruptions and major central bank policy actions; insurance expenses and exposure to uninsured liabilities; effects of tax rules; risks related to ownership of our common stock and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Precision has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Mei Burris

Director, Investor Relations and Finance

Mei.Burris@precisionbiosciences.com

Media Contact:

Maurissa Messier

Senior Director, Corporate Communications

Maurissa.Messier@precisionbiosciences.com